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                      Securities and Exchange Commission
                            Washington, D.C. 20549



                                   Form 8-K


            Current Report Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of Earliest Event Reported):
                               February 12, 1998


                                Tengasco, Inc.
            (Exact name of Registrant as specified in its charter)

                        Commission File Number 0-20975

           Tennessee                                   87-0267438
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                          Identification No.)



            603 Main Avenue, Suite 500, Knoxville, Tennessee 37902
                   (Address of Principal Executive Offices)



                                (423) 523-1124
             (Registrant's Telephone number, including area code)



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Item 2.  Acquisition or Disposition of Assets.

         On February 12, 1998, Tengasco, Inc. (the "Company"), acquired all of the assets (collectively the "Assets") of AFG Energy Inc. ("Seller"), with the effective date of the transaction being December 31, 1997. The aggregate purchase price paid by the Company to the Seller was $5.5 million (which is subject to certain post-closing adjustments), payable $3 million in cash and $2.5 million by delivery of a promissory note. The principal amount of the note bears interest at the rate of nine (9%) percent per annum, and the promissory note is payable in twenty-three (23) consecutive monthly installments of $79,500, with a balloon payment equal to the balance of the principal together with interest due on February 1, 2000. The promissory note is secured by the Assets. The Assets principally consist of oil and gas leases, oil and gas production equipment, pipelines, rolling stock, surface leases, fixtures, furniture, office equipment and other personal property.

         In addition, the Company has agreed to indemnify the Seller for any liability arising from violations of environmental laws after the effective date of the closing.

         The cash portion of the consideration for the acquisition of Assets came from private placement funding conducted by the Company in the last quarter of calendar year 1997. The amount of the consideration was determined in an arms' length negotiation among the parties, and the Company based its determination of the amount of the consideration primarily upon an engineering report which provided reserve estimates and a discounted present value thereof.

         There are no material relationships among the Seller, its affiliates associates, officers and directors, and the Company and any of its affiliates, associates, officers and directors.

         The Seller used the Assets in the oil and gas business, and the Company intends to continue use of the Assets in the same business.

Item 7. Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired.

         The Company intends to file the required financial statements in an amendment to this report on Form 8-K as soon as practicable, but not later than sixty (60) days after this report.

         (b) Pro forma financial information.

         The Company intends to file the required pro forma financial information in an amendment to this report on Form 8-K as soon as practicable, but not later than sixty
(60) days after this report.

         (c) Exhibits.


         2.1 Plan of Acquisition. Agreement dated December 18, 1997 between AFG Energy, Inc. and



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Tengasco, Inc. regarding sale of assets of AFG Energy, Inc. (The exhibit to the agreement is to be filed in an amendment to this report on Form 8-K at the time the financial information is filed).


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                                  SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: February 27, 1998

                                Tengasco, Inc.


                                By: /s/ Robert M. Carter
                                   ------------------
                                Robert M. Carter, Vice President




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